Exhibit 99.2
RailAmerica, Inc. Second Quarter 2005 Financial Results July 28, 2005

Forward Looking Statements and Forecasts This presentation contains forward-looking statements, forecasts, and information regarding future events and the future performance of RailAmerica that involve risks and uncertainties that could cause actual results and actions to differ materially, including, but not limited to, fuel costs, tax benefits/credits, foreign currency risks, weather, failure to complete proposed acquisitions, failure to successfully integrate acquisitions, failure to service debt, failure to complete asset sales, economic conditions, customer demand, increased competition in the relevant market and others. The Company refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as the Company's Form 10-K, 10-Q, and 8-K reports, which contain additional important factors that could cause actual results to differ from its current expectations and from the forward-looking statements made in this presentation. The forecasts included in this presentation represent RailAmerica's estimate of its anticipated results of operations. The forecasts prepared by RailAmerica's management are based upon estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of the Company, and are based upon assumptions with respect to future business decisions that are subject to change. These forecasts are not necessarily indicative of the Company's future results of operations. The Company cautions against placing undue reliance on forward-looking statements or forecasts, which reflect the Company's current beliefs and are based on information currently available to it as of the date a forward-looking statement or forecast is made. The Company does not intend to update or otherwise revise these statements or forecasts to reflect circumstances existing after the date hereof or to reflect the occurrence of future events, even in the event the assumptions or estimates underlying them are shown to be in error. In the event that the Company does update any forward-looking statements or forecasts, no inference should be made that the Company will make additional updates with respect to that statement, related matters, or any other forward-looking statements or forecasts.

Charles Swinburn Chief Executive Officer

Second Quarter Highlights Achieved EPS target Safety statistics improved Operating ratio reduced OHIO improved

Earnings Per Share Continuing Operations * 2004 earnings are adjusted to exclude a $6.7 million pretax charge or $0.16 per share associated with the retirement of our previous CEO. Including the charge, there were no earnings for the quarter ended June 30, 2004 and earnings per share of $0.14 for the six months ended June 30, 2004. 2004 2005 EPS 0.16 0.24 2004 2005 EPS 0.3 0.4 * *

Safety Improvements Q1 Q2 Injuries 16 6 Q1 Q2 EPS 24 12

2005 Operating Ratio Q1 Q2 Operating Ratio 89.4 86.4 Casualties 1.4% Labor 1.2% Fuel 0.7% Asset sales - 0.4% Sequential Improvement

Ohio Q2 2005 increased cost of $1.6 million compared to Q2 2004. Q1 2005 increased cost of $3.1 million compared to Q1 2004. Locomotive and labor issues have been resolved. CN/NS routing protocol impacting carloads and revenue. Second half of 2005 operating income expected to be $0.5 million to $1.0 million below 2004 levels.

Michael Howe Executive Vice President and Chief Financial Officer

Income Statement

Income Statement

Revenue Growth Second Quarter 2004 Same RR carloads Fuel Surcharges Yield FX 2004 Acquisitions 2005 X 96149 96225 99143 102061 104006 105951 110816 Y 2918 2918 1945 1945 4865 + 3% + 3% + 2% + 5% +2% ($ 000's)

"Same RR" Carload Growth Second Quarter 2005 vs. 2004 Bridge Traffic 5,704 13% Petroleum Products 2,107 18% Other 1,970 22% Minerals 1,892 14% Metals 1,591 7% Food Products 1,540 9% Lumber and Forest Products 1,239 4% Chemicals 522 2% Intermodal (74) -1% Paper Products (587) -2% Metallic/non-Metallic Ores (613) -4% Coal (1,746) -5% Agricultural Products (1,890) -8% Autos (1,923) -25% Total 9,732 3%

Fuel Q2 2003 1.01 2004 1.27 2005 1.68 Price impact (net of surcharge and hedge): $250,000

Capital Structure Net Debt-to-Capital 2000 2001 2002 2003 2004 6/30/2005 Net Debt to Capital 0.798 0.637 0.653 0.592 0.474 0.458

Updated 2005 Outlook (as of July 28, 2005) Revenue ~ $435 - $440 million Operating ratio ~ 86 - 87% EPS ~ $0.93/share +/- 3 cents Expected benefit from Track Maintenance Credit ~ $12 - $13 million Q3 revenue ~ $109 - $113 million Q3 operating ratio ~ 84 - 85% Q3 EPS ~ $0.25/share +/- 2 cents

Charles Swinburn Chief Executive Officer

Wrap Up Safety Class I Issues Cost Reduction / Productivity Acquisitions